UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2013

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01  Completion of Acquisition or Disposition of Assets

As previously reported in a Current Report on Form 8-K, dated June 21, 2013  (the "Previous 8-K"), filed by AmBase Corporation (the "Company") with the Securities and Exchange Commission, 111 West 57th Investment LLC, a Delaware limited liability company ("Investment LLC"), a wholly owned subsidiary of the Company, entered into a joint venture agreement with 111 West 57th Sponsor LLC, a Delaware limited liability company (the "Sponsor"), an entity affiliated with Michael Stern of JDS Development Group and Kevin Maloney of Property Markets Group, Inc., whereby Investment LLC invested $56,000,000 (the "Investment") in a real estate development project to purchase, develop, and operate the real property located at 105 through 111 West 57th Street in New York, New York (the "Property").  In consideration for such Investment, Investment LLC was granted a 59% membership interest in 111 West 57th Partners LLC, a Delaware limited liability company (the "Joint Venture"), which indirectly acquired the Property on June 28, 2013 (the "Closing").  That certain Limited Liability Company Agreement of the Joint Venture (the "JV Agreement"), an agreement in substantially the same form as the Amended and Restated Limited Liability Company Agreement of 111 West 57th JV LLC (which was held in escrow pursuant to an escrow agreement described and reported in the Previous 8-K), became effective upon the Closing upon satisfaction of all conditions in such escrow agreement.  The Company also indirectly contributed an additional $1,250,000 to the Joint Venture in exchange for an additional indirect 1.3% interest in the Joint Venture, which amount was not previously held in escrow and was funded on the Closing Date.
The Property was acquired from 57th Street Partners NY, L.L.C. (an entity affiliated with Starwood Capital Group Global), Steinway, Inc., and 111 West 57th Street Associates, L.P. (an entity affiliated with Wexford Capital LLC), pursuant to three separate purchase agreements for each component of the property.  The aggregate purchase price for the Property was $238,300,000, and the Joint Venture intends to purchase additional inclusionary zoning rights for a purchase price $6,500,000.  The acquisition of the Property was partially financed pursuant to a mortgage and acquisition loan in the principal amount of $230,000,000 by ANNALY CRE LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Annaly Commercial Real Estate Group, Inc., which closed concurrently with the acquisition on the Closing Date.
The Joint Venture plans to redevelop the Property such that an approximate combined 334,000 gross square foot luxury residential tower, hotel and retail project shall be built on the Property.
The foregoing descriptions of each of the JV Agreement and other agreements are qualified in their entirety by the contents of the respective agreements, which will be filed as exhibits to the Company's next filing on Form 10-Q.  Within 71 calendar days of this Current Report, an amendment will be filed to disclose required financial statements.

Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements and additional information required pursuant to Regulation S-X Rule 3-14 will be filed within 71 days of the required date of this filing.
(b) Pro forma Financial Information
The Pro forma Financial Information required pursuant to Regulation S-X Rule 3-14 will be filed within 71 days of the required date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: July 5, 2013